UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 8, 2006

(Date of Report – date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) and 5.02(c)  Resignation of Director and Appointment of Principal Officer.

On March 8, 2006, we named Gregory T. Barnum as our new Vice President of Finance and Chief Financial Officer. Mr. Barnum replaces Daniel J. Kinsella, who left two months ago to join a technology startup. In connection with his officer appointment, Mr. Barnum has resigned today as a director.

Background of Our Newly Elected Officer.

Mr. Barnum, age 51, served as Vice President of Finance, Chief Financial Officer and Corporate Secretary of Computer Network Technology Corporation from 1997 until the company’s acquisition by McDATA Corporation in 2005. Between 1992 and 1997, Mr. Barnum served as Senior Vice President of Finance and Administration, Chief Financial Officer and Corporate Secretary of Tricord Systems, Inc., an enterprise server manufacturer. Between 1988 and 1992, he was Executive Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary of Cray Computer Corporation, a development stage company engaged in the design of supercomputers. Prior to that time, Mr. Barnum served in various accounting and financial management capacities for Cray Research, Inc., a manufacturer of supercomputers. Mr. Barnum is a graduate of the University of St. Thomas.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

99.1         Press release dated March 8, 2006 naming the new Vice President of Finance and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 8, 2006

DATALINK CORPORATION

	By:	/s/ Gregory T. Barnum
Gregory T. Barnum, Vice President of Finance and Chief Financial Officer

Exhibit 99.1            Press release dated March 8, 2006 naming the new Vice President of Finance and Chief Financial Officer.